Exhibit 23.6

AstraZeneca PLC

Legal & Secretary’s Department

1 Francis Crick Avenue

Cambridge Biomedical Campus

Cambridge CB2 OAA

England

For the attention of Adrian Kemp

By email & by post

8 November 2019

Dear Ladies and Gentlemen

BUREAU VERITAS STATEMENT OF ASSURANCE FOR ANNUAL REPORT AND FORM 20-F INFORMATION 2018

In connection with the filing of the accompanying Registration Statement on Form F-3 (the "Form F-3") of AstraZeneca PLC ("AstraZeneca"), Bureau Veritas hereby authorizes AstraZeneca to refer to Bureau Veritas's external assurance on corporate responsibility related information as stated on page 231 and as identified on the pages included in Exhibit 15.6 to AstraZeneca's Annual Report and Form 20-F Information for the fiscal year ended December 31, 2018 (the "Annual Report"), which Annual Report is incorporated by reference in the accompanying Form F-3 of AstraZeneca, subject to the same acknowledgements and agreements as set forth in our letter included in Exhibit 15.6 to the Annual Report.

Please indicate your agreement to the foregoing by signing in the space indicated below. Our authorization will not become effective until accepted and agreed b raZeneca.

Very truly yours,

/s/ Julie-Anna Smith

Julie-Anna Smith

Head of Technical Centre – Bureau Veritas Certification UK

For and on behalf of Bureau Veritas UK Ltd

ACCEPTED AND AGREED

This 8th day of November 2019

AstraZeneca PLC

By: /s/ Adrian Kemp

Name: Adrian Kemp

Title: Company Secretary